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                                                                   Exhibit 10.11


                                   AGREEMENT
                                   ---------

    THIS AGREEMENT MADE AND ENTERED INTO at Cleveland, Ohio effective as of the 25th day of September, 1989, by and between FOREST CITY ENTERPRISES, INC., an Ohio corporation, of 10800 Brookpark Road, Cleveland, Ohio 44130, hereinafter referred to as "Company", and ALBERT B. RATNER of 5150 Three Village Drive, Lyndhurst, Ohio, hereinafter referred to as "Employee".

    WHEREAS, the Company and the Employee desire to terminate the Employment Agreement effective as of July 29, 1988 and enter into a new Employment Agreement to be effective as of July 1, 1989, and

    WHEREAS, the Compensation Committee of this Company has recommended a change in salary for the Employee to be effective as of July 1, 1989.

    NOW, THEREFORE, it is agreed that:

    1. That the Employment Agreement dated July 29, 1988 is hereby terminated as of July 1, 1989, and that the effective date of this Employment Agreement is July 1, 1989.

    2. The Employee, in consideration of the promises and agreements of the Company herein contained, hereby promises to continue in the employ of the Company for a period of one (1) year from the date of July 1, 1989, as an Executive and Officer of the Company and to perform such duties as may be required of him in such capacities by the Company, faithfully, honestly, diligently and to the satisfaction of the Company. Said employment shall continue for additional periods of one (1) year each until termination by mutual consent, death, or by either party giving ninety (90) days written notice to either amend or terminate this Employment Agreement to the other party prior to the termination of any such one (1) year period.

    3. In consideration whereof, the company promises and agrees to pay the Employee a base salary of FOUR HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($450,000.00) per year, payable from time to time during each employment year.

    4. In consideration of this Employment Agreement, if the Employee dies while in the employ of the Company, the Company agrees to pay to the beneficiaries of the Employee as stipulated in his Will, or designated by written notice to the Company from the Employee during his lifetime, or designated by operation of law if the Employee dies intestate, fifty percent (50%) of the base salary stated above of said Employee plus fifty percent (50%) of the average bonuses granted to the Employee during the five (5) calendar years preceding his death. Such payment to be of five
(5) years following the decease of said Employee; said sum to be payable in quarterly installments to said beneficiaries of said deceased Employee.

    5. It is mutually agreed by and between the parties hereto that the Company may cancel or terminate this Employment Agreement at any time prior to the expiration of said one (1) year period, or any renewal thereof, without notice, for any conduct on the part of the Employee which injures the Company's business, such as, but not limited to, intemperance, negligence, failure to follow instructions or perform and fulfill the obligations on the Employee's part to be performed hereunder to the satisfaction of the Company.

    IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

                                        FOREST CITY ENTERPRISES, INC.

                                        By: /s/ Sam H. Miller
                                           ----------------------------
                                           SAM H. MILLER, Vice Chairman
                                             of the Board

                                        By: /s/ Helen Morgan
                                           -----------------------------
                                           HELEN MORGAN, Secretary


                                           /s/ Albert B. Ratner
                                           ------------------------------
                                           ALBERT B. RATNER, Employee